THE RBB FUND TRUST 485APOS

Exhibit 99.(e)(10)

SIXTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This sixth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of November 25, 2022, by and between The RBB Fund Trust and Quasar Distributors, LLC (together, “Parties”) is effective as of November 26, 2025.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2. Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3. Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

THE RBB FUND TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ James G. Shaw	By:	/s/ Teresa Cowan
Name: James G. Shaw		Name: Teresa Cowan
Title: CFO/COO & Secretary		Title: President
Date: 11/26/2025		Date: 12.1.25

EXHIBIT A

Series of The RBB Fund Trust
Tweedy, Browne Insider+ Value ETF
Longview Advantage ETF (fka LRP Dynamic US Core ETF)
First Eagle Global Equity ETF
First Eagle Overseas Equity ETF
Advent Convertible Bond ETF
Twin Oak Enhanced Credit ETF
Wayfinder Dynamic U.S. Interest Rate ETF
Wayfinder U.S. Dispersion ETF
Wayfinder Gold ETF
Wayfinder Oil ETF
Wayfinder U.S. Market Better Beta ETF
Wayfinder Saber ETF
Twin Oak Endure ETF
Twin Oak Active Opportunities II ETF
Twin Oak Active Opportunities III ETF
MUFG Japan Small Cap Active ETF
Longview Advantage Fixed Income ETF
Longview Advantage Real Estate ETF
Twin Oak Enhanced Equity ETF
Twin Oak Enhanced Fixed Income ETF
Twin Oak Global Equity ETF
Twin Oak Hedged Equity ETF
Twin Oak Hedged Opportunities ETF
M.D. Sass Concentrated Equities ETF
Pathfinder Focused Opportunities ETF
Pathfinder Disciplined US Equity ETF